SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2006

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition of Assets

On October 2, 2006 Open Text’s (“the Company’s”) previously announced acquisition of Hummingbird Ltd. (“Hummingbird”), a Toronto based software company, was concluded pursuant to which all common shares of Hummingbird were acquired by the Company’s wholly owned subsidiary 6575064 Canada Inc.

The Company acquired all of the issued and outstanding common shares of Hummingbird at a cash price of (USD) $27.85 per common share, with a total transaction value of approximately (USD) $489.0 million.

Item 8.01 – Other Events

On October 2, 2006 the Company issued a press release announcing its acquisition of all issued and outstanding common shares of Hummingbird.

A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The Company’s pro-forma financial statements, reflecting the acquisition of Hummingbird are currently being prepared. As of the date of filing this Current Report on Form 8-K, the Company does not have the ability to generate pro-forma financial statements for the combined entity that would provide any meaningful disclosure. The Company will file an amended Form 8-K, on Form 8-K/A, 71 calendar days after October 6, 2006 to reflect the inclusion of Hummingbird’s financial statements as well as pro-forma financial statements for the combined entity.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Open Text Corporation on October 2, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

October 4, 2006	By:	/s/ Paul J. McFeeters
Paul J. McFeeters
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Open Text Corporation on October 2, 2006.

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